As filed with the Securities and
Exchange Commission on December
[XX], 2022

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Northwest Biotherapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NORTHWEST BIOTHERAPEUTICS, INC.

STATEMENT REGARDING ACCESS TO AUDIO-ONLY CONNECTION
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 30, 2022

Northwest Biotherapeutics, Inc. (the “Company”) is filing this supplemental disclosure to advise stockholders on how they may connect from a remote location through an audio-only link to the Annual Meeting of Stockholders to be held on Friday, December 30, 2022 at 1:30 p.m. Eastern Time (the “Annual Meeting”). Stockholders who cannot attend the Annual Meeting in person will need to vote prior to the meeting as the audio-only link will not enable voting during the meeting.

The Annual Meeting may be accessed by stockholders and guests in audio-only mode by accessing https://gibsondunn.zoom.us/j/96658488330?pwd=S3lnRHVUQ1ZyUFJMNnVxZCs3QWdwZz09 and entering passcode: 113191.

Alternatively, the Annual Meeting may be accessed telephonically by dialing (213) 338-8477 or (619) 990-6833 and entering webinar ID: 966 5848 8330 and passcode: 113191.

Following the Annual Meeting, there will be an informal discussion period as time permits. Stockholders may submit written questions to the Company prior to 6:00 p.m. Eastern Time on Tuesday, December 27, 2022.

The Company strongly encourages its eligible stockholders to vote and submit their proxies in advance of the Annual Meeting by methods described in the proxy materials distributed to stockholders on or about December 5, 2022. If stockholders have already voted, no additional action is required.

Additional details regarding the Annual Meeting and the matters to be presented to stockholders at the Annual Meeting are available in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on December 5, 2022. Stockholders may also access the definitive proxy statement and other proxy materials by visiting: http://www.edocumentview.com/NWBO.